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                                   EXHIBIT 21
                         CATALINA MARKETING CORPORATION
                           SUBSIDIARIES OF REGISTRANT
                                 MARCH 31, 1999


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
Catalina Marketing Sales Corporation,             Catalina Marketing Belgium, S.C.A.,
         a Delaware corporation                        a Belgian limited partnership

Catalina Marketing Retail Sales Corporation,      Catalina Marketing of Iberia, Inc.,
         a Delaware corporation                        a Delaware corporation

Catalina Marketing International, Inc.,           Health Resources Publishing Company,
         a Delaware corporation                        a Delaware corporation

Catalina Marketing Worldwide, Inc.,               SuperMarkets Online, Inc.
         a Delaware corporation                        a Delaware corporation

Catalina Electronic Clearing Services, Inc.,      SuperMarkets Online Holdings, Inc.,
         a Delaware corporation                        a Delaware corporation

Catalina Marketing of Mexico, Inc.,               Catalina-Pacific Media, L.L.C.,
         a Delaware corporation                        a Delaware limited liability company

Catalina Marketing of France, Inc.,               Pacific Media, K.K.,
         a Delaware corporation                        a Japanese corporation

Catalina Marketing de France, S.A.,               Market Logic, Inc.,
         a French corporation                          a California corporation

Catalina Marketing U.K., Inc.,                    Catalina Marketing Loyalty Holdings, Inc.,
         a Delaware corporation                        a Delaware corporation

Catalina Marketing U.K., Ltd.,                    Dynamic Controls, Inc.,
         a United Kingdom corporation                  a Delaware corporation

Catalina Marketing of Belgium, Inc.,
         a Delaware corporation

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